UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.                )

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Roku, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Roku, Inc.

150 Winchester Circle

Los Gatos, California 95032

Notice of Annual Meeting of Stockholders

To Be Held On May 24, 2018 at 9 a.m. PT

To the Stockholders of Roku, Inc.

On behalf of our board of directors, it is our pleasure to invite you to attend the 2018 annual meeting of stockholders of Roku, Inc., a Delaware corporation, or the annual meeting. The annual meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/ROKU, originating from Los Gatos, California, on Monday, May 24, 2018 at 9 a.m. Pacific Time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect one Class I director, Mai Fyfield, to serve until our 2021 annual meeting of stockholders.

2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy materials accompanying this notice.

The record date for the annual meeting is March 30, 2018. Only stockholders of record of our Class A common stock and Class B common stock at the close of business on that date may vote at the annual meeting or any adjournment thereof.

On or about April 13, 2018, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com.You will be asked to enter the sixteen-digit control number located on your Notice or proxy card.

By Order of the Board of Directors

/s/ Anthony Wood

Anthony Wood

President, Chief Executive Officer and Chairman

Los Gatos, California

April 13, 2018

You are cordially invited to attend the virtual annual meeting. YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the meeting, you must follow the instructions from your broker, bank or other agent.

-i-

Questions and Answers

About these Proxy Materials and Voting

The information provided below is for your convenience only and is merely a summary of the information contained in the proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website addressed in this proxy statement are inactive textual references only.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

We have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice because the board of directors of Roku is soliciting your proxy to vote at the annual meeting, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We expect to mail the Notice on or about April 13, 2018 to all stockholders of record entitled to vote at the meeting.

How do I attend and participate in the annual meeting online?

We will be hosting the meeting via live webcast only. Any stockholder can attend the meeting live online at www.virtualshareholdermeeting.com/ROKU. The webcast will start at 9 a.m. Pacific Time. Stockholders may vote and submit questions while attending the meeting online. The webcast will open 15 minutes before the start of the meeting. In order to enter the meeting, you will need the control number. The control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/ROKU.

Who can vote at the meeting?

Only stockholders of record at the close of business on March 30, 2018 will be entitled to vote at the meeting. On this record date, there were 43,102,305 shares of Class A common stock and 56,864,857 shares of Class B common stock outstanding and entitled to vote, together referred to as our common stock.

Stockholder of Record: Shares Registered in Your Name

If, on March 30, 2018, your shares of common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC., then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on March 30, 2018, your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual annual meeting. Since you are not the stockholder of record, you may vote your shares online during the meeting only by following the instructions from your broker, bank or other agent.

What matters am I voting on?

There are two matters scheduled for a vote:

•	Election of one Class I director to hold office until the 2021 annual meeting of stockholders; and

•	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

What if another matter is properly brought before the meeting?

Our board of directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the meeting, vote by proxy through the Internet, vote by proxy over the telephone, or vote by proxy using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.

•	To vote online during the annual meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/ROKU, starting at 9 a.m. PT on May 24, 2018.

•	To vote online before the meeting, go to www.proxyvote.com.

•	To vote by toll-free telephone at 1-800-690-6903 (be sure to have your Notice or proxy card in hand when you call).

•	To vote by mail, simply complete, sign and date the proxy card or voting instruction card, and return it promptly in the envelope provided.

If we receive your vote by Internet or phone or your signed proxy card up until 11:59 p.m. Eastern Time the day before the meeting, we will vote your shares as you direct.

To vote, you will need the control number. The control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name”.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the meeting, you must follow the instructions from your broker, bank or other agent.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access.

Can I change my vote?

Yes. Subject to the voting deadlines above, if you are a stockholder of record, you may revoke your proxy at any time before the close of voting using one of the following methods:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a written notice that you are revoking your proxy to our Secretary at 150 Winchester Circle, Los Gatos, California 95032.

•	You may attend and vote online during the meeting. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by such party.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote during the meeting, or through the Internet, by telephone or by completing your proxy card before the meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked “abstain.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present but have no effect on the outcome of matters voted.

A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.

Proposal 1, the election of our Class I director, is a non-routine matter so your broker or nominee may not vote your shares on Proposal 1 without your instructions. Proposal 2, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, is a routine matter so your broker or nominee may vote your shares on Proposal 2 even in the absence of your instruction.

Please instruct your bank, broker or other agent to ensure that your vote will be counted.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote, your shares will be voted FOR the election of the nominee for Class I director, and FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

How many votes do I have?

Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B common stock. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.

How do I find out whether I have Class A common stock or Class B common stock?

If you are unsure whether you hold shares of Class A common stock or Class B common stock, contact our stock administrator at stockadmin@roku.com.

How many votes are needed to approve each proposal?

•	Proposal 1: The nominee to serve as the Class I director on our board of directors receiving the highest number of FOR votes will be elected. Only votes FOR will affect the outcome and any shares not voted FOR the nominee to serve as the Class I director on our board of directors (whether as a result of a stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

•	Proposal 2: The ratification of the selection of our independent registered public accounting firm must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as a vote AGAINST the proposal. Broker non-votes and abstentions will have no effect as a vote on the outcome of this proposal.

How are votes counted?

You may either vote FOR the nominee to serve as the Class I director on our board of directors, or you may ABSTAIN your vote for the nominee to serve as the Class I director on our board of directors. For the ratification of the selection of our independent auditors, you may vote FOR or AGAINST or you may ABSTAIN from voting. Broker non-votes have no effect and will not be counted towards the vote total for any proposal. Abstentions and broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority in voting power of the shares present at the meeting or represented by proxy and voting for any proposal. However, because approval of these proposals also requires the affirmative vote of a majority in voting power of the shares necessary to constitute a quorum, broker non-votes and abstentions could prevent the approval of these proposals because they do not count as affirmative votes.

Who counts the votes?

We have engaged Broadridge Financial Solutions as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet (either prior to or during the meeting) or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

Requirements for stockholder proposals to be brought before an annual meeting.

Our amended and restated bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at Roku, Inc., 150 Winchester Circle, Los Gatos, CA 95032. To be timely for the 2019 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between January 24, 2019 and February 23, 2019; provided that if the date of that annual meeting of stockholders is earlier than April 24, 2019 or later than June 23, 2019 you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our amended and restated bylaws.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and intended to be presented at the 2019 annual meeting of stockholders must be received by us not later than December 14, 2018 in order to be considered for inclusion in our proxy materials for that meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of common stock issued, outstanding and entitled to vote at the meeting are present at the meeting or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote during the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the stockholders entitled to vote that are present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

We expect that preliminary voting results will be announced during the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on the Notices to ensure that all your shares are voted.

What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker, bank or other agent. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, or IPO, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Roku, Inc.

Attention: Investor Relations

150 Winchester Circle

Los Gatos, California 95032

Board of Directors

and Corporate Governance

Roku is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders. Our board of directors has adopted corporate governance guidelines that set forth the role of our board of directors, director independence standards, board structure and functions, director selection considerations, and other governance policies. In addition, our board of directors has adopted written charters for our audit, compensation, and nominating and corporate governance committee, as well as a code of conduct and business ethics that applies to all of our employees, officers and directors. Our nominating and corporate governance committee reviews the corporate governance guidelines annually, and recommends changes to our board of directors as warranted. The corporate governance guidelines, the committee charters, and the code of business conduct and ethics, and any waivers or amendments to the code of business conduct and ethics, are all available on our investor relations website (https://ir.Roku.com) in the “Governance – Governance Overview” section.

Director Independence

Our Class A common stock is listed on The Nasdaq Global Select Market, or Nasdaq. Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that Messrs. Ahuja, Carolan, Henricks, Hunt, Leff and Rothrock do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. Messrs. Carolan and Leff, who are each currently Class I directors and whose terms expire at the annual meeting, have each notified us and our board of directors of their decision not to stand for re-election at the annual meeting. The board of directors has also determined that Ms. Fyfield, the nominee for the Class I director as described in Proposal 1 is also independent. Mr. Wood is not independent given his position as our President and Chief Executive Officer and Mr. Hastings is not independent given his status as the Chief Executive Officer of BrightSign LLC, where Mr. Wood is the Chairman of the board of directors and majority stockholder. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq listing rules. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock.

Board Leadership

Mr. Wood serves as the Chairman of our Board of Directors. Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from the extensive executive leadership and operational experience of Mr. Wood. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Wood brings company-specific experience and expertise.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or company management on a periodic basis but no less than twice a year. The presiding director at each executive session is chosen by the directors present at that meeting.

Communications with our Board of Directors

Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our General Counsel at 150 Winchester Circle, Los Gatos, CA 95032. The communication should indicate that it contains a stockholder or interested party communication. In accordance with our corporate governance guidelines, all such communication will be reviewed by the General Counsel, in consultation with appropriate directors as necessary, and, if appropriate, will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chairman of our board of directors.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee which have the composition and responsibilities described below. Our board of directors may establish other committees to facilitate the management of our business. Copies of the charters of the audit, compensation, and nominating and corporate governance committees are available in the “Governance – Governance Overview” section of our investor relations website (https://ir.Roku.com). Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Our audit committee consists of Messrs. Henricks, Leff and Hastings. Our board of directors has determined that Messrs. Henricks and Leff are independent under Nasdaq listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Exchange Act. Mr. Hastings is not independent given his status as the Chief Executive Officer of BrightSign LLC, where Mr. Wood is the Chairman of the board of directors and majority stockholder. The chair of our audit committee is Mr. Henricks. Effective as of the date of our annual meeting, Mr. Leff will no longer serve on the Audit Committee and we anticipate that Ms. Fyfield, if elected as a director as described in Proposal 1, will join the Audit Committee. Our board of directors has determined that Ms. Fyfield is independent under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act and that Mr. Henricks is an “audit committee financial expert” within the meaning of SEC regulations. We are permitted to phase-in our compliance with the independent audit committee requirements set forth in Nasdaq rules and relevant SEC rules as follows: (1) one independent member at the time of listing, (2) a majority of independent members within 90 days of listing and (3) all independent members within one year of listing. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions;

•	monitoring management’s preparedness for and response to data security incidents;

•	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee consists of Messrs. Ahuja, Carolan, Hunt and Rothrock. The chair of our compensation committee is Mr. Rothrock. Effective as of the date of our annual meeting, Mr. Carolan will no longer serve on the Compensation Committee. Our board of directors has determined each member of the compensation committee is independent under Nasdaq listing standards, are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

The primary purpose of the compensation committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;

•	reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is comprised of Messrs. Ahuja, Carolan, Hunt and Rothrock, none of whom is or has been an officer or employee of our company. None of our executive officers currently serves, or during fiscal 2018 has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or our board of directors.

Mr. Ahuja, a member of our board of directors and our compensation committee, is affiliated with Twenty-First Century Fox, Inc., which is a holder of approximately 6% of our total Class A common stock and Class B common stock combined as of March 30, 2018.

Mr. Carolan, a member of our board of directors and our compensation committee, is affiliated with Menlo Ventures, which is a holder of approximately 31.2% of our total Class A common stock and Class B common stock combined as of March 30, 2018. Effective upon the date of the annual meeting, Mr. Carolan will no longer be a member of our board of directors and compensation committee.

In connection with the purchases of our convertible preferred stock prior to our IPO we entered into an amended and restated investors’ rights agreement with the holders of such stock, including entities affiliated with Twenty-First Century Fox, Inc. and Menlo Ventures. All shares of all classes of our preferred stock were converted into shares of Class B common stock as a result of our IPO, and this agreement provides, among other things, that such holders of our Class B common stock have the right to request that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing, subject to certain exceptions.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Ahuja and Rothrock. The chair of our nominating and corporate governance committee is Mr. Ahuja. Each member of the nominating and corporate governance committee is independent within the meaning of applicable listing standards, is a non-employee director and is free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the board of directors in accordance with the applicable Nasdaq listing standards.

Specific responsibilities of the nominating and corporate governance committee include:

•	identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;

•	evaluating the performance of our board of directors and of individual directors;

•	considering and making recommendations to our board of directors regarding the composition of the committees of the board of directors;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	reviewing management succession plans;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

•	overseeing an annual evaluation of the board of directors’ performance.

Board and Committee Meetings and Attendance

Our board of directors is responsible for the oversight of company management and the strategy of our company and for establishing corporate policies. Our board of directors and its committees meet throughout the year on a regular schedule, and also hold special meetings and act by written consent from time to time. Our board of directors met five times and acted by unanimous written consent six times during our last fiscal year. The audit committee met four times during our last fiscal year. The compensation committee met four times and acted by unanimous written consent one time during our last fiscal year. The nominating and corporate governance committee met one time during our last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served.

We encourage our directors and nominees for director to attend our annual meeting of stockholders. We completed our IPO in October 2017 and did not have an annual meeting of our stockholders in 2017.

Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. Our board of directors, as a whole, determines the appropriate level of risk for Roku, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board of directors administers this risk management oversight function, the committees of our board of directors support our board of directors in discharging its oversight duties and addressing risks inherent in their respective areas.

Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee monitors compliance with legal and regulatory requirements. Our audit committee also monitors management’s preparedness for and responses to data security incidents. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk-taking and evaluates compensation policies and practices that could mitigate such risks.

At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board of directors and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.

Nominations Process and Director Qualifications

Nomination to the Board of Directors

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our policies, our certificate of incorporation and bylaws, our corporate governance guidelines, and the criteria adopted by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and bylaws, using the same criteria to evaluate all such candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the nominating and corporate governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth above under “Questions and Answers About these Proxy Materials and Voting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.

In addition to the qualifications, qualities, and skills that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our certificate of incorporation, bylaws, corporate governance guidelines, and charters of the board committees, the nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board of directors: (i) personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills that are complementary to those of the existing board of directors, (iv) the ability to assist and support management and make significant contributions to our success, (v) an understanding of the fiduciary responsibilities that are required of a member of the board of directors, and (vi) the commitment of time and energy necessary to diligently carry out these responsibilities. Our board of directors and nominating and corporate governance committee believe that a diverse, experienced and highly qualified board of directors fosters a robust, comprehensive and balanced decision-making process for the continued effective functioning of our board of directors and success of the Company. Accordingly, through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects diversity, factoring in gender, race, ethnicity, differences in professional background, education, skill, and experience, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. The nominating and corporate governance committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of the factors.

Proposal 1 sets forth a brief biographical description of Fyfield’s primary individual experience, qualifications, attributes and skills that led the board of directors to recommend Ms. Fyfield to serve as a member of our board of directors.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1:

Election of Director

Our board of directors has nominated Ms. Mai Fyfield to serve, and Ms. Fyfield has agreed to stand for election, at the meeting, as a Class I director. Messrs. Carolan and Leff, who are each currently Class I directors and whose terms expire at the annual meeting, have each notified us and our board of directors of their decision not to stand for re-election at the annual meeting.

Our board of directors consists of eight members, and in connection with the election of directors at the annual meeting the authorized number of directors is being reduced to seven. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Our directors are divided into the three classes as follows:

•	Class I directors: Shawn Carolan and Daniel Leff, whose terms will expire at the annual meeting and have notified us and our board of directors of their decision not to stand for re-election at the annual meeting. Ms. Fyfield, if elected at this annual meeting, will serve until her term expires at the annual meeting of stockholders to be held in 2021 and until her successor has been duly elected, or if sooner, until her death, resignation or removal;

•	Class II directors: Ravi Ahuja, Jeffrey Hastings and Ray Rothrock, whose terms will expire at the annual meeting of stockholders to be held in 2019; and

•	Class III directors: Alan Henricks, Neil Hunt and Anthony Wood, whose terms will expire at the annual meeting of stockholders to be held in 2020.

We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present at the meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named above. If such nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by us.

Nominees

Our nominating and corporate governance committee seeks to assemble a board of directors that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgement using its diversity of background and experience in various areas. To that end, the committee has identified and evaluated nominees in the broader context of our board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to effective functioning of our board of directors. Ms. Fyfield is not currently a member of our board of directors, but served as an observer to our Board of Directors prior to our IPO in October 2017.

The following table sets forth, for the Class I nominee and our other directors who will continue in office after the annual meeting, their ages and position/office held with us as of the date of this proxy statement:

Name	Age	Position/Office Held with Roku
Class I directors for election at this annual meeting of stockholders
Mai Fyfield	48	Director Nominee and proposed member of Audit Committee

Class II directors whose terms expire at the annual meeting of stockholders in 2019
Ravi Ahuja(2)(3)	47	Director
Jeffrey Hastings(1)	53	Director
Ray Rothrock(2)(3)	63	Director

Class III directors whose terms expire at the annual meeting of stockholders in 2020
Alan Henricks(1)	67	Director
Neil Hunt(2)	56	Director
Anthony Wood	52	President, Chief Executive Officer and Chairman

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.

Nominee for Election Until the Annual Meeting of Stockholders to be Held in 2021

Mai Fyfield has been the Chief Strategy Officer at Sky plc, a media and telecommunications company, since 2015 and previously served in various capacities at Sky since 1999 including as its Group Director of Strategy, Deputy Head of Strategy and Deputy Chief Economist. Ms. Fyfield has been an Independent Non-Executive Director at Nationwide Building Society since 2015. Ms. Fyfield holds a B.A. in Economics from Cambridge University and a M.A. in Economics from Tufts University. Ms. Fyfield worked with Roku as a board observer since 2014 until our IPO in 2017, and is being selected to serve on the board of directors because of her significant strategic experience in working with media and technology companies and her deep understanding in the growth and development of Roku’s business as an observer.

Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders

Ravi Ahuja has served as a member of our board of directors since February 2013. Since June 2016, Mr. Ahuja has served as Chief Financial Officer of Fox Networks Group, an operating unit of Twenty-First Century Fox, a media company. From April 2010 to June 2016 he served as Executive Vice President, Business Operations and Development, and from May 2007 to March 2010 he served as Senior Vice President, Business Operations, of Fox Networks Group. From 1999 to 2007, Mr. Ahuja served in various executive capacities at Virgin Entertainment Group, Inc., a media company, including ultimately as its Chief Financial Officer. From 1997 to 1999, Mr. Ahuja served as an associate at McKinsey & Co., a management consulting firm. Mr. Ahuja holds a B.S. in Finance and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Ahuja was selected to serve on the board of directors because of his management experience and his strong background in finance and global strategic planning.

Jeffrey Hastings has served as a member of our board of directors since August 2011. Since August 2009, Mr. Hastings has been Chief Executive Officer of BrightSign LLC, a manufacturer of digital signage media players. From August 2007 to March 2009, Mr. Hastings served as President & General Manager, Digital Media of Corel Corporation, a software company. From August 2005 to August 2007, Mr. Hastings served as General

Manager at Pinnacle Systems, Inc., a hardware and software company. From April 2004 to August 2005, Mr. Hastings served as Chief Operating Officer at M-Audio, a hardware and software company. From April 2003 to April 2004, Mr. Hastings served as President at Rio, Inc., a portable audio device company. From August 2001 to April 2003, Mr. Hastings served several roles at SonicBlue Incorporated, a consumer electronics company, with his last position being Vice President, Engineering, Operations and Customer Care. From February 2000 to August 2001, Mr. Hastings served as Executive Vice President of Products at ReplayTV, Inc. Mr. Hastings holds a B.S. in Computer Science from Purdue University. Mr. Hastings was selected to serve on the board of directors because of his extensive experience in working with digital media companies.

Ray Rothrock has served as a member of our board of directors since August 2014. Since February 2014, Mr. Rothrock has served as Chairman and Chief Executive Officer of RedSeal, Inc., a cyber security company. From 1988 to June 2013, Mr. Rothrock was a Partner at Venrock, a venture capital firm. Since 1994, Mr. Rothrock has served as a member of the board of directors of Check Point Software Technologies Ltd. Mr. Rothrock holds a B.S. in Nuclear Engineering from Texas A&M University, an M.S. in Nuclear Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School. Mr. Rothrock was selected to serve on the board of directors because of his extensive experience with technology companies, as well as his prior service on public and private company boards.

Directors Continuing in Office Until the 2020 Annual Meeting of Stockholders

Alan Henricks has served as a member of our board of directors since May 2012. Since May 2009, Mr. Henricks has served as a board member and consulting CFO to technology companies. Since March 2014, Mr. Henricks has served as a member of the board of directors of A10 Networks, Inc. Since May 2015, Mr. Henricks has served as a member of the board of directors of Model N. From November 2014 to June 2015, Mr. Henricks served as a member of the board of directors of Applied Predictive Technologies, Inc. From 2010 to 2015, Mr. Henricks served as a member of the board of directors of Ellie Mae, Inc. Since 2009 he has served as the consulting CFO for Percolate, Inc., Ring, Inc. and Tile, Inc. Prior to 2009, Mr. Henricks served as Chief Financial Officer of several companies including Pure Digital Technologies, Inc., Traiana Inc., Informix Software, Inc., Documentum, Inc., Borland International, Inc., and Maxim Integrated Products, Inc. Mr. Henricks holds a B.S. in Engineering from the Massachusetts Institute of Technology and an M.B.A. from Stanford University. Mr. Henricks was selected to serve on the board of directors because of his extensive experience serving as Chief Financial Officer of both public and private companies, as well as his prior service on public and private company boards.

Neil Hunt has served as a member of our board of directors since August 2017. Dr. Hunt has served as the Chief Executive Officer of Curai, Inc. a healthcare technology startup, since Jan 2018. From 1999 to July 2017, he served as Chief Product Officer of Netflix, Inc. Prior to Netflix, Dr. Hunt served in various engineering and product roles at the software test tool company Pure Software and its successors, Pure Atria Corporation and Rational Software. Dr. Hunt is lead independent director and a member of the compensation committee for Logitech International S.A., and has been a non-executive member of its board of directors since September 2010. Dr. Hunt holds a Doctorate in Computer Science from the University of Aberdeen, U.K. and a Bachelor’s degree from the University of Durham, U.K. Dr. Hunt was selected to serve on the board of directors because of his extensive experience in the streaming media technology industry, as well as his prior service on a public company board.

Anthony Wood is our founder and has served as our Chief Executive Officer since October 2002, our Chairman since February 2008 and our President since July 2011. Mr. Wood also served as our President from October 2002 to February 2010, our Chief Financial Officer from October 2002 to July 2010 and our Secretary from February 2008 to February 2011. From September 2010 to present, Mr. Wood has served as chairman of the board of directors of BrightSign LLC, a digital sign controller company, which had been a division of Roku prior to August 2010. Mr. Wood holds a B.S. in Electrical Engineering from Texas A&M University. Mr. Wood was selected to serve on our board of directors due to the perspective and experience he brings as our founder and

Chief Executive Officer and his extensive experience in the software, hardware and online entertainment industries.

Non-Employee Director Compensation

Fiscal 2017 Director Compensation Table

The following table provides information for all compensation awarded to, earned by or paid to each person who served as a non-employee director in the fiscal year ending December 31, 2017. Anthony Wood, our President, Chief Executive Officer and Chairman, is also not included in the table below because he did not receive additional compensation for his service as a director. The compensation received by Mr. Wood as an employee is shown below in “Executive Compensation-Summary Compensation Table.”

The following table sets forth information concerning the compensation earned by or paid to our non-employee directors during fiscal 2017.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Ravi Ahuja	$12,250	$—	$12,250
Shawn Carolan	10,250	—	10,250
Jeffrey Hastings	10,750	69,900	80,650
Alan Henricks	63,750	60,875	124,625
Neil Hunt(2)	10,250	322,350	332,600
Daniel Leff	10,750	—	10,750
Ray Rothrock	13,100	—	13,100

(1)	Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted in 2017, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 1, 2018. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.
(2)	Dr. Hunt joined our board of directors in August 2017.

We currently reimburse our directors for their reasonable out-of-pocket expenses in connection with attending board of directors and committee meetings. From time to time, we have granted stock options to certain of our non-employee directors as compensation for their services. Mr. Hastings, Mr. Henricks, Dr. Hunt and Mr. Rothrock are our only non-employee directors who hold options to purchase Class B common stock.

In August 2017, we granted Dr. Hunt an option to purchase 83,333 shares of Class B common stock with an exercise price of $8.82 per share, vesting monthly over four years.

In September 2017, we entered into an Independent Contractor Services Agreement with Dr. Hunt. Under this agreement, Dr. Hunt will provide consulting services to us as may be requested from time to time by our Chief Executive Officer. As compensation for these services, we will pay Dr. Hunt at a rate of $5,000 per day of service, not to equal or exceed $120,000 in any rolling 12-month period.

Non-Employee Director Compensation Policy

We have adopted a non-employee director compensation policy, pursuant to which our non-employee directors will be eligible to receive compensation for service on our board of directors and committees of our board of directors.

Equity Compensation

Initial Grant

Each new non-employee director who joins our board of directors after our IPO will receive an equity grant for shares for our Class A common stock equivalent to $320,000 under our 2017 Equity Incentive Plan, or the 2017 Plan, consisting of 50% in stock options vesting monthly over three years from the grant date and 50% in restricted stock units vesting annually over three years from the grant date, each subject to continued service as a director through each applicable vesting date.

Annual Grant

On the date of each annual meeting of our stockholders, each continuing non-employee director will receive an equity grant for shares for our Class A common stock equivalent to $160,000 under our 2017 Plan, consisting of 50% in stock options vesting monthly over one year from the grant date and 50% in restricted stock units vesting on the one-year anniversary measured from the grant date, each subject to continued service as a director through each applicable vesting date.

Vesting Acceleration

In the event of a Change of Control (as defined in our 2017 Plan), any unvested portion of an equity award granted under the policy will fully vest and become exercisable immediately prior to the effective date of such Change of Control, subject to the non-employee director’s continuous service with us on the effective date of the Change of Control.

The exercise price per share of each stock option and the calculation of the number of shares of restricted stock units granted under the non-employee director compensation policy will be the closing price of our common stock as reported by The Nasdaq Global Select Market on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us.

Cash Compensation

Each non-employee director will receive an annual cash retainer of $35,000 for serving on our board of directors.

The chairperson and members of the three committees of our board of directors will be entitled to the following additional annual cash retainers:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$20,000	$8,000
Compensation Committee	13,500	6,000
Nominating and Corporate Governance Committee	8,000	3,900

All annual cash compensation amounts will be payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 2:

Ratification of Selection of Independent Registered Public Accounting Firm

Our audit committee has re-appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit this selection for ratification by the stockholders at the meeting. Although ratification by stockholders is not required by law, we have determined that it is good practice to request ratification of this selection by the stockholders. In the event that Deloitte & Touche LLP is not ratified by our stockholders, the audit committee will review its future selection of Deloitte & Touche LLP as our independent registered public accounting firm. Deloitte & Touche LLP has audited our financial statements since 2011.

Representatives of Deloitte & Touche LLP are expected to be present during the meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement. Our board of directors is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our board of directors may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Roku and its stockholders.

Vote Required

An affirmative vote from holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Deloitte & Touche LLP.

Principal Accountant Fees and Services

The following table provides the aggregate fees for services provided by Deloitte & Touche LLP for the fiscal years ending December 31, 2017 and 2016.

	Fiscal Year Ended December 31,
	2017	2016
Audit fees (1)	$2,979,001	$1,473,739
Tax Fees (2)	75,746	38,203
Other (3)	1,895	2,000

Total fees	$3,056,642	$1,513,942

(1)	Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings. Fees for our fiscal years ended December 31, 2017 and 2016 also consisted of professional services rendered in connection with our Registration Statement on Form S-1 related to our IPO completed in October 2017.

(2)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

(3)	Consists of fees billed for professional services other than the services reported above.

Pre-Approval Policies and Procedures

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, regarding auditor independence, the audit committee has responsibility for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has adopted a policy and procedures for the preapproval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. All of the services provided by Deloitte & Touche LLP for our fiscal years ending December 31, 2016 and 2017 described above were pre-approved by the audit committee or our board of directors. Our audit committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

Our board of directors recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Report of the Audit Committee

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with the management of Roku. The audit committee has discussed with its independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board. The audit committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in Roku’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

The Audit Committee

Alan Henricks (Chair)

Jeffrey Hastings

Daniel V. Leff

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Roku under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 30, 2018:

•	each of our named executive officers;

•	each of our directors;

•	all directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our Class A common stock or Class B common stock.

The percentage of shares beneficially owned shown in the table is based on 43,102,305 shares of Class A common stock and 56,864,857 shares of our Class B common stock outstanding as of March 30, 2018. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of March 30, 2018. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in the table is c/o Roku, Inc., 150 Winchester Circle, Los Gatos, CA 95032. The information provided in the table below is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned				% of Total Voting Power†
	Class A		Class B
	Shares	%	Shares	%
Executive Officers
Anthony Wood(1)	—	—	25,886,083	41.5%	42.3%
Steve Louden(2)	—	—	791,663	*	*
Scott Rosenberg(3)	—	—	581,240	*	*
Directors
Ravi Ahuja(4)	—	—	6,022,258	10.6%	9.8%
Shawn Carolan(5)	58,232	*	19,088,668	33.6%	31.2%
Jeffrey Hastings(6)	—	—	104,166	*	*
Alan Henricks(7)	—	—	224,865	*	*
Neil Hunt(8)	—	—	83,333	*	*
Daniel Leff	90,377	*	—	—	*
Ray Rothrock(9)	10,830	*	173,912	*	*
All directors and executive officers as a group (12 persons)(10)	159,439	*	54,815,069	96.4%	89.6%
5% Stockholders
Entities Affiliated with Menlo Ventures(11)	—	—	19,088,668	33.6%	31.2%
Entities Affiliated with FMR LLC(12)	—	—	13,067,812	23.0%	21.4%
Entities Affiliated with Globespan Capital Partners V, L.P.(13)	3,630,450	8.4%	—	—	*
Entities Affiliated with Twenty-First Century Fox, Inc.(14)	—	—	6,022,258	10.6%	9.8%

*	Denotes less than 1%.
†	Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting as a single class. Each share of Class A common stock will be entitled to one vote per share and each share of Class B common stock will be entitled to ten votes per share.
(1)	Includes 5,457,692 shares issuable pursuant to stock options exercisable within 60 days after March 30, 2018.
(2)	All 791,663 shares are issuable pursuant to stock options exercisable within 60 days after March 30, 2018.
(3)	Includes 581,240 shares issuable pursuant to stock options exercisable within 60 days after March 30, 2018.
(4)	Mr. Ahuja does not own shares in his individual capacity. He is Chief Financial Officer of Fox Networks Group, an operating unit of Twenty-First Century Fox, Inc. Mr. Ahuja does not have either voting or investment control over Twenty-First Century Fox, Inc.’s shares and he disclaims beneficial ownership of Twenty-First Century Fox, Inc.’s shares.
(5)	Consists of (a) 58,232 shares of Class A common stock held of record by Mr. Carolan and (b) an aggregate of 19,088,668 shares of Class B common stock held by the Menlo Funds (as defined in note (12)). Mr. Carolan is a managing member of the Menlo Funds and may be deemed to have shared voting and investment power of the shares held by the Menlo Funds.
(6)	All 104,166 shares of Class B common stock are issuable pursuant to a stock option exercisable within 60 days after March 30, 2018.
(7)	Includes 224,865 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days after March 30, 2018.
(8)	All 83,333 shares of Class B common stock are issuable pursuant to a stock option exercisable within 60 days after March 30, 2018.
(9)	Includes (a) 7,960 shares of Class A common stock and 90,579 shares of Class B common stock held of record by FifySix Investments, LLC (b) 2,870 shares of Class A common stock and (c) 83,333 shares of Class B common stock issued pursuant to an early exercised stock option of which 5,209 shares are subject to a right of repurchase as of 60 days after March 30, 2018, which lapses as the shares vest.
(10)	Includes (a) 31,332,552 shares of common stock held by the directors and executive officers (or their affiliated funds) and (b) 8,977,003 shares of common stock issuable pursuant to stock options exercisable within 60 days after March 30, 2018.
(11)	Consists of (i) 18,604,947 shares of Class B common stock held of record by Menlo Ventures X, L.P., (ii) 325,583 shares of Class B common stock held of record by MMEF X, L.P., and (iii) 158,138 shares of Class B common stock held of record by Menlo Entrepreneurs Fund X, L.P. (collectively, the “Menlo Funds”). MV Management X, L.L.C. is the general partner of each of the Menlo Funds, and the managing members of the general partner are H. DuBose Montgomery, John W. Javre, Douglas C. Carlisle, Sonja H. Perkins, Mark A. Siegel, Pravin A. Vazirani and Shawn Carolan. These individuals may be deemed to have shared voting and investment power over the shares held by Menlo Funds. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her proportionate pecuniary interest therein. The address for the entities affiliated with Menlo Ventures is 2884 Sand Hill Road, Suite 100, Menlo Park, California 94025.
(12)	Based on information contained in a Schedule 13G/A filed on February 13, 2018, FMR LLC (“FMR”) beneficially owns 13,067,812 shares of Class B common stock. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR is located at 245 Summer Street, Boston, Massachusetts 02210.
(13)

Based on information contained in a Form 4 filed on March 29, 2018, this number consists of (i) 3,251,849 shares of Class A common stock held directly by Globespan Capital Partners V, L.P. (“GCP V”) and

(ii) 378,601 shares of Class A common stock held by another affiliate of GCP V. The address for Globespan Capital Partners is One Boston Place, Suite 2810, Boston, MA 02108.
(14)	Shares of Class B common stock are held of record by Twenty-First Century Fox, Inc., a publicly traded company. The address for Twenty-First Century Fox, Inc. is 1211 Avenue of the Americas, New York, NY 10036.

Executive Officers

The following is biographical information for our executive officers not discussed above, as of the date of this proxy statement:

Name	Age	Position
Steve Louden	46	Chief Financial Officer
Stephen Kay	57	Senior Vice President, General Counsel and Secretary
Scott Rosenberg	44	General Manager and Senior Vice President, Platform Business
Chas Smith	57	General Manager and Senior Vice President, Roku TV & Players

Steve Louden has served as our Chief Financial Officer since June 2015. From May 2009 to June 2015, Mr. Louden served in various capacities at Expedia, Inc., an Internet travel company, including as its Vice President, Corporate Finance and most recently serving as its Treasurer. Prior to joining Expedia, Mr. Louden has also previously held finance, strategy and planning roles at Washington Mutual, Inc., McKinsey & Company and the Walt Disney Company, and began his career as a financial analyst with Merrill Lynch and Co., Inc. Mr. Louden holds a B.A. in Economics and Mathematics from Claremont McKenna College and an M.B.A. from Harvard Business School.

Stephen Kay has served as our Senior Vice President and General Counsel since January 2014 and our Secretary since February 2014. From June 2009 to December 2013, Mr. Kay was a Partner at Hogan Lovells LLP, an international law firm, and he served as the Managing Partner of such law firm’s Los Angeles office from January 2011 to December 2013. From January 2003 to May 2008, Mr. Kay served as Executive Vice President and General Counsel at Gemstar-TV Guide International, Inc., a media and technology company. From January 1995 to December 2002, Mr. Kay was a Partner at Hogan & Hartson LLP, an international law firm. Mr. Kay holds a B.A. in History from the University of California, Berkeley and a J.D. from Boston University School of Law.

Scott Rosenberg has served as our General Manager and Senior Vice President, Platform Business January 2018. From November 2012 until February 2017, he served as our Vice President of Advertising and from March 2017 to December 2017, he served as our General Manager and Senior Vice President of Advertising. Before joining Roku, Mr. Rosenberg co-founded and served as CEO of Umami Co, a companion TV mobile application company. From January 2007 to April 2010, Mr. Rosenberg served as Vice President of Advanced Advertising at Rovi Corporation, where he led advertising sales. From July 2005 to January 2007, Mr. Rosenberg served as Director of Product Management at BlackArrow, Inc., a TV ad serving technology company. Earlier in his career, Mr. Rosenberg held product and engineering roles focused on advertising and video technologies at Replay TV, Analog Devices and Intel Corporation. Mr. Rosenberg holds a B.S.E. in Computer Science from Princeton University and was a Fulbright Fellow to Japan. He also holds an M.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology, and an M.B.A. from the Sloan School at MIT.

Chas Smith has served as our General Manager and Senior Vice President of Roku TV & Players since August 2012 and served as our Vice President of Sales from March 2010 to July 2011. Prior to joining Roku, Mr. Smith ran his own digital media business consulting company from 2007 to March 2010. Mr. Smith also previously held executive positions at Avid Technology, a digital media company and Digidesign, a digital audio technology company.

Executive Compensation

Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers as of December 31, 2017, were:

•	Anthony Wood, President, Chief Executive Officer and Chairman;

•	Steve Louden, Chief Financial Officer; and

•	Scott Rosenberg, General Manager and Senior Vice President, Platform Business.

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends compensation committee meetings and is involved in the determination of compensation for our respective executive officers, except that our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer, and from time to time as necessary, in consultation with our Chief Financial Officer, makes recommendations to our compensation committee regarding short and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer, as well as each individual compensation component.

Our compensation committee is authorized, in its sole discretion, to retain the services of one or more compensation consultants, outside legal counsel and such other advisers as necessary to assist with the execution of its duties and responsibilities. During the fiscal year ended December 31, 2017, our compensation committee engaged Compensia, Inc., or Compensia, a nationally recognized compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Compensia reports directly to our compensation committee and does not provide any non-compensation related services to Roku.

Our compensation committee further instructed Compensia to evaluate the following compensation components to assist the committee in establishing compensation for our last fiscal year:

•	Base salary;

•	Long-term incentive compensation (equity awards); and

•	Beneficial ownership of our common stock.

Our compensation committee has reviewed the independence of Compensia, employing the independence factors specified in the Nasdaq listing standards and the SEC’s rules and regulations. Based on this assessment, the compensation committee determined that the engagement of Compensia does not raise any conflicts of interest or similar concerns. In addition, our compensation committee evaluated the independence of its other outside advisors, including outside legal counsel, considering the same independence factors, and concluded their work for our compensation committee does not raise any conflicts of interest or similar concerns.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during 2017 and 2016.

Name and Principal Position	Year	Salary	Option Awards		All Other Compensation (3)	Total
Anthony Wood President and Chief Executive Officer	2017 2016	$835,577 750,000	$3,346,500 22,380	(2) (1)	$15,103 13,255	$4,197,180 785,635

Steve Louden Chief Financial Officer	2017 2016	$575,000 603,251	$278,200 411,033	(2) (1)	$15,103 13,255	$868,303 1,027,539

Scott Rosenberg General Manager and Senior Vice President, Platform Business	2017 2016	$500,769 428,077	$1,133,250 307,607	(2) (1)	$15,103 13,255	$1,649,122 748,939

(1)	Amounts shown do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted in 2016 and the incremental fair value of stock options repriced in the fourth quarter of 2016, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to our consolidated financial statements included in our Annual report on Form 10-K, filed with the Securities and Exchange Commission on March 1, 2018. Our named executive officers will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.
(2)	Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted in 2017, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to our consolidated financial statements included in our Annual report on Form 10-K, filed with the Securities and Exchange Commission on March 1, 2018. Our named executive officers will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.
(3)	Amounts reported include medical and life insurance premiums paid by us on behalf of the named executive officer.

Employment, Severance and Change in Control Agreements

We have employment agreements with each of our executive officers other than Anthony Wood, who is our founder and serves as our President, Chief Executive Officer and Chairman. The agreements generally provide for at-will employment and set forth the executive officer’s initial base salary and initial equity grant. Each of our executive officers is a party to our severance benefit plan, which provides for certain employee benefits upon a qualifying termination of employment. In addition, each of our executive officers has executed our standard proprietary information and inventions agreement. Please see “Outstanding Equity Awards as of December 31, 2017” below for a presentation of options held by our named executive officers.

Anthony Wood

Mr. Wood’s current annual base salary is $1,000,000 and pursuant to the severance benefit plan if he is terminated without cause, he shall receive a cash severance payment equal to twelve months of his then current base salary, and if his employment is terminated without cause or he terminates his employment for good reason not in connection with or within twelve months following a change in control, he shall receive his cash severance payment and all outstanding shares subject to his outstanding equity awards shall vest in full as of his termination date. Mr. Wood must sign a release of claims agreement as a pre-condition of receiving this termination benefit.

Steve Louden

Mr. Louden’s current annual base salary is $575,000 and pursuant to the severance benefit plan if he is terminated without cause, he shall receive a cash severance payment equal to nine months of his then current base salary, and if his employment is terminated without cause or he terminates his employment for good reason not in connection with or within twelve months following a change in control, he shall receive his cash severance payment and all outstanding shares subject to his outstanding equity awards shall vest in full as of his termination date. Mr. Louden must sign a release of claims agreement as a pre-condition of receiving this termination benefit.

Scott Rosenberg

Mr. Rosenberg’s current annual base salary is $575,000 and pursuant to the severance benefit plan if he is terminated without cause, he shall receive a cash severance payment equal to nine months of his then current base salary, and if his employment is terminated without cause or he terminates his employment for good reason not in connection with or within twelve months following a change in control, he shall receive his cash severance payment and all outstanding shares subject to his outstanding equity awards shall vest in full as of his termination date. Mr. Rosenberg must sign a release of claims agreement as a pre-condition of receiving this termination benefit.

Outstanding Equity Awards as of December 31, 2017

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2017. All awards were granted under our 2008 Equity Incentive Plan.

			Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Anthony Wood	11/18/2008	09/19/2008	2,007,841	(1)	—	$0.1602	11/17/2018
	07/24/2012	09/18/2012	1,333,333	(2)(5)	—	2.76	07/23/2022
	07/24/2012	—	166,666	(3)	—	2.76	07/23/2022
	08/11/2015	08/11/2015	1,139,163	(4)(5)(14)	—	5.64	08/10/2025
	08/15/2017	08/12/2019	833,333	(5)(16)	—	8.82	08/14/2027

Steve Louden	07/03/2015	06/26/2015	17,543	(5)(6)	—	$5.70	07/02/2025
	07/03/2015	06/26/2015	565,789	(5)(7)(14)	—	5.64	07/02/2025
	05/17/2016	05/17/2016	124,999	(5)(8)(14)	—	5.64	05/16/2026
	05/16/2017	06/26/2019	16,339	(5)(13)	—	6.12	05/15/2027
	05/16/2017	06/26/2019	66,993	(5)(13)	—	6.12	05/15/2027

Scott Rosenberg	02/05/2013	11/01/2012	36,231	(2)(5)	—	$2.76	02/04/2023
	02/05/2013	11/01/2012	5,434	(2)(5)	—	2.76	02/04/2023
	11/08/2013	11/01/2013	16,665	(2)(5)	—	2.94	11/07/2023
	11/04/2014	11/01/2016	29,166	(5)(9)	—	4.86	11/03/2024
	03/23/2015	03/23/2015	10,416	(5)(10)	—	5.64	03/22/2025
	08/11/2015	08/11/2015	7,236	(5)(11)	—	5.70	08/10/2025
	08/11/2015	08/11/2015	26,096	(5)(12)(14)	—	5.64	08/10/2025
	05/17/2016	05/17/2016	16,666	(5)(14)(15)	—	5.64	05/16/2026
	11/08/2016	11/02/2018	16,666	(5)(16)	—	5.64	11/07/2026
	11/15/2016	11/15/2016	83,333	(5)(17)	—	5.64	11/14/2026
	03/06/2017	02/14/2017	65,789	(5)(18)	—	5.70	03/05/2027
	05/16/2017	05/16/2017	83,333	(5)(19)	—	6.12	05/15/2027
	08/15/2017	08/15/2017	166,666	(5)(20)	—	8.82	08/14/2027

(1)	This option is fully vested as of December 31, 2017. 22,645 shares have been exercised.
(2)	This option is fully vested as of December 31, 2017.
(3)	This option is subject to milestone vesting tied to our gross revenue and valuation. In November 2014, Roku’s board of directors determined that certain of these milestones have been met and that 83,333 shares subject to this option vested in September 2014 and 83,333 shares vested in September 2015. This option is early exercisable and to the extent any purchased shares are unvested as of a given date, such shares will remain subject to a right of repurchase by Roku upon the termination of the service of Mr. Wood.
(4)	1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2017, 664,511 shares are vested.
(5)	This option is early exercisable and to the extent any of such shares are unvested as of a given date, such purchased shares will remain subject to a right of repurchase by Roku upon the termination of the service of the named executive officer. Upon the closing of a corporate transaction (as defined in the 2008 Equity Incentive Plan) (i) 25% of the shares will vest immediately, and (ii) in the event that the employee’s employment is terminated without cause by Roku or the employee terminates his employment for good reason (in either case, such termination occurring within 12 months following a corporate transaction) then 100% of the unvested shares will vest immediately, subject to the employee signing a general release of all known and unknown claims in a form acceptable to Roku.
(6)	25% of the total shares subject to this option will vest one year after the vesting commencement date and 1/48th of the shares subject to this option will vest monthly thereafter. As of December 31, 2017, 10,964 shares are vested.
(7)	25% of the total shares subject to this option will vest one year after the vesting commencement date and 1/48th of the shares subject to this option will vest monthly thereafter. As of December 31, 2017, 353,618 shares are vested.
(8)	1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2017, 49,478 shares are vested.
(9)	The shares subject to the Option will vest in 24 equal monthly installments following the Vesting Commencement Date for so long as the Optionee remains in Continuous Service, such that on the second anniversary of the Vesting Commencement Date, the Option will be fully vested. As of December 31, 2017, 15,799 shares are vested.
(10)	1/48th of the shares subject to such option shall vest monthly over four years following the Vesting Commencement Date. As of December 31, 2017, 7,161 shares are vested.
(11)	1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2017, 4,221 shares are vested.
(12)	1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2017, 15,222 shares are vested.
(13)	1/12th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2017, no shares are vested.
(14)	This stock option was repriced in the fourth quarter of 2016.
(15)	1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2017, 6,596 shares are vested.
(16)	1/24th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2017, no shares are vested.
(17)	1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2017, 22,569 shares are vested.
(18)	1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2017, 13,706 shares are vested.
(19)	1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2017, 12,152 shares are vested.
(20)	1/48th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date. As of December 31, 2017, 13,888 shares are vested.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2017. All outstanding awards relate to our Class A common stock.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities in column (a))
	(a)	(b)	(c)
		(in thousands, except per share amount)
Equity compensation plans approved by security holders (1)	26,792	$4.59	12,202
Equity compensation plans not approved by security holders	—	—	—

Total	26,792	$4.59	12,202

(1)	The number of securities remaining available for future issuance in column (c) includes 12,202 shares of Class A common stock authorized and available for issuance under our 2017 Equity Incentive Plan (“2017 Plan”). The number of shares authorized for issuance under the 2017 Plan are subject to an annual increase. Restricted stock units and warrants have been excluded for purposes of computing weighted average exercise prices in column (b).

Transactions With Related Persons

The following is a summary of transactions, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Investor Rights Agreement

We are a party to an investor rights agreement with certain holders of our common stock, including entities affiliated with Menlo Ventures, Globespan Capital Partners and Twenty-First Century Fox, with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. Shawn Carolan, who will no longer be a member of our board of directors effective on the date of the annual meeting, is affiliated with Menlo Ventures. Daniel V. Leff, who will no longer be a member of our board of directors effective on the date of the annual meeting, was formerly affiliated with Globespan Capital Partners. Ravi Ahuja is affiliated with Twenty-First Century Fox.

Independent Contractor Services Agreement with Dr. Neil Hunt

In September 2017, we entered into an Independent Contractor Services Agreement with Mr. Neil Hunt. Under this agreement, Dr. Hunt will provide consulting services to us as may be requested from time to time by our Chief Executive Officer. As compensation for these services, we will pay Dr. Hunt at a rate of $5,000 per day of service, not to equal or exceed $120,000 in any rolling 12-month period.

Employment Arrangements and Equity Grants

We have entered into offer letters with certain of our executive officers and have adopted a Severance Benefit Plan. For more information regarding these arrangements, see the section titled “Employment, Severance and Change of Control Agreements.” We have granted stock options to our executive officers and certain members of our board of directors. For a description of these stock options, see the sections titled “Executive Compensation” and “Director Compensation.”

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws will provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and bylaws will also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

Related-Party Transaction Policy

We have adopted a policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of Roku’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Roku. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Other Matters

Our board of directors knows of no other matters that will be presented for consideration at the virtual annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at https://ir.Roku.com, or a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 is available without charge upon written request to our Secretary at 150 Winchester Circle, Los Gatos, California 95032.

By Order of the Board of Directors

Anthony Wood

President, Chief Executive Officer and Chairman

Los Gatos, California

April 13, 2018

ROKU, INC.

ATTN: DAVID OH

150 WINCHESTER CIRCLE

LOS GATOS, CA 95032

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ROKU

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E45804-P06698	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROKU, INC.
The Board of Directors recommends you vote FOR the following proposals:
1. To elect one Class I director, Mai Fyfield, to serve until our 2021 annual meeting of stockholders.
Nominee:		For	Withhold
1a. Mai Fyfield		☐	☐
						For	Against	Abstain
2. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.						☐	☐	☐
3. To conduct any other business properly brought before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E45805-P06698

ROKU, INC.

Annual Meeting of Stockholders

May 24, 2018 9:00 AM, Pacific Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Anthony Wood, Steve Louden and Stephen Kay, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ROKU, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Time on May 24, 2018, live via the internet at www.virtualshareholdermeeting.com/ROKU, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side